As filed with the U.S. Securities and Exchange Commission on  April 27, 2018
Registration Statement No. 333- 224082

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIA GLOBALIZATION CAPITAL, INC.
 (Exact name of registrant as specified in its charter)

Maryland	20-2760393
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4336 Montgomery Avenue
Bethesda, Maryland 20814
Tel.: (301) 983-0998
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ram Mukunda
President and Chief Executive Officer
India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, Maryland 20814
Tel.: (301) 983-0998
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Spencer G. Feldman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Tel.: (212) 451-2300
Fax: (212) 451-2222

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, par value $0.0001 per share	--	(2)	(2)	$3,735.00
Warrants	--	(2)	(2)	--
Units (4)	--	(2)	(2)	--
Rights	--	(2)	(2)	--
Total	$30,000,000	--	$30,000,000	$3,735.00	(5)

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock; such indeterminate number of warrants to purchase common stock; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $30,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and warrants as may be issued upon exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Each unit will represent an interest in other securities registered hereunder, which may or may not be separable from one another.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated April __, 2018

$30,000,000
Common Stock
Warrants
Units
Rights

This prospectus relates to common stock, warrants, units and rights that we may sell from time to time in one or more offerings up to a total dollar amount of $30,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed for trading on the NYSE American under the symbol IGC.  The closing price for our common stock on April 26, 2018, as reported by the NYSE American, was $0.58 per share. By means of this prospectus, we are offering $30,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3.  As of April 26, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was about $1,686,199, which was calculated based on approximately 26,907,240 shares of outstanding common stock held by non-affiliates and on a price per share of $0.58, the closing price of our common stock on April 26, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have offered approximately $4,124,440 of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2018

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock.  Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

ABOUT IGC
Business Overview

India Globalization Capital, Inc. (“IGC” or the “Company”) was incorporated in April 2005 under the laws of the state of Maryland, and through its subsidiaries in the USA, India, Hong Kong and Malaysia, is engaged in two major business segments. The first is a legacy infrastructure business consisting of heavy equipment rental, trading, and real estate management. The second is the development of cannabis-based combination therapies with a pipeline of products, including lead candidate Hyalolex, designed to improve the lives of patients battling Alzheimer’s disease, Parkinson’s disease, chronic pain, post-traumatic stress disorder, and eating disorders.

Business Strategy

Our short-term goal is to license Hyalolex, a CAM-based therapy for Alzheimer’s and other Central Nervous System diseases/disorders (CNS), for sale in select states in the U.S, as well as Canada, and Germany. Our medium-term goal is to create a distribution for our products and introduce several products, backed by technological innovations, into the network. Our long-term goal is to be the premier trusted brand in the industry.

Products

Cannabinoids are chemical compounds that exert a range of effects on the body, including impacting the immune response, gastrointestinal maintenance and motility, muscle functioning, and nervous system response and functioning. Phytocannabinoids are cannabinoids that occur naturally in the cannabis plant, they are abundant in the viscous resin produced by glandular structures called trichomes. There are over 480 different compounds in the cannabis plant.  Many of them have been identified as cannabinoids. Of these THC (delta-9-tetrahydrocannabinol) is the main psychoactive component (“high”) in the plant with many therapeutic uses.  The other broadly pursued non-psychoactive phytocannabinoid, CBD (Cannabidiol), is pleiotropic influencing many pathways in humans, dogs, and cats and may be used to provide relief to a variety of symptoms including pain, seizures, and eating disorders.

The Company is focused on four products that it is preparing to market and for pre-clinical trials: (i) Hyalolex our flagship product, is aimed at reducing the buildup of plaques, tangles, and relieve several other symptoms such as anxiety, sleep disorder, and agitation in patients diagnosed with Alzheimer’s disease.  (ii) Serosapse addresses several end points in Parkinson’s disease including Rapid Eye Movement (REM) sleep disorder, incontinence, anxiety, and dyskinesia. (iii) Natrinol is a natural substitute for Marinol, or synthetic THC. This product is aimed at relieving nausea, vomiting and increasing appetite in patients with AIDS and Cancer.  (iv) Caesafin uses combination therapy to alleviate seizures in dogs and cats.  We have no revenue from these products.

Services

The Company trades commodities, provides real estate management, and rents heavy equipment.  The heavy equipment rental business is based in India.  The commodity trading business is based in India and Hong Kong.  The real estate management business is based in Malaysia.  This business is our main source of revenue.  In each case we have less than 1% of the market.

Patents, Development Pipeline and Licenses

Patents. Although we believe the registration of patents is an important part of our business strategy and our success depends in part on such registration, we cannot guarantee that patent filings will result in a successful registration with the USPTO. Please see “Risk Factors.”

We have filed seven provisional patents with the United States Patent and Trademark Office (“USPTO”) in the phytocannabinoid-based combination therapy space for the indications of pain, medical refractory epilepsy and cachexia. In addition, in May 2017, we acquired an exclusive license to a patent filed by the University of South Florida Research Foundation entitled “THC as a Potential Therapeutic Agent for Alzheimer’s Disease.” The table below provides a status of the patent filings:

Case #	Indication	Provisional Filing	PCT Filing	Subsequent Activity
1	Pain (IGC-501)	9/16/14	9/16/15	US National Case Filed on 6/15/16
2	Seizures (IGC-502)	1/25/15	1/14/16	US National Case Filed on 6/15/16
3	Seizures (IGC-503)	4/1/15	3/25/16	PCT Application Published on 10/6/16
4	Eating Disorders (IGC-504)	8/12/15	8/11/16	US and National Filing on 2/12/18
5	Seizures (IGC-505)	6/15/16	6/15/16	US National Filing Anticipated on 12/15/18
6	Eating Disorders (IGC-506)	2/28/17	2/27/18	US and National Filing Anticipated on 8/28/19
7	Alzheimer’s (IGC-AD1)	7/30/2015	Anticipated in 2018	US and National Filing Anticipated in 2018
8	CNS Disorders (IGC-510)	3/29/2018	Anticipated in 2019	US and National Filing Anticipated in 2019

This document contains statements and claims that are not approved by the FDA.  The statements and claims are in compliance with state laws, specifically in states where medical cannabis is approved and Alzheimer's and other diseases are approved condition for treatment with cannabis.

For more in-depth information regarding our industry, products, services and corporate history, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2017.

Core Business Competencies and Competitive Advantages

Our core competencies include the following:

·	an understanding of Alzheimer’s, its symptoms, and its interaction with cannabinoid-based combination therapies.
·	a network of doctors, Ph.Ds. and intellectual property legal experts that have a sophisticated understanding of drug discovery, research, FDA filings, intellectual protection and product formulation;
·	knowledge of various cannabis strains, their phytocannabinoid profile, extraction methodology and impact on various clinical pathways;
·
knowledge of the legal status of cannabis in various countries, access to medical writers and clinical trial organizations in foreign countries, universities and research centers in Malaysia, India, Puerto Rico, Colombia and Israel; and

·	knowledge of the equipment rental business in Kerala, India, commodity trading.

With these core competencies, our competitive advantage is based on our experience and deep knowledge of deregulating industries, access to foreign markets where testing has less regulatory hurdles, experienced management and access to intellectual property experts, access to a network of doctors and Ph.Ds., knowledge of FDA trials, extraction techniques and plant strains, and a strategy that is well differentiated.

Recent Developments

On April 11, 2018 the Audit Committee of our Board of Directors approved the appointment of Manohar Chowdhry & Associates (“MCA”) as our new independent registered public accounting firm for the fiscal years ending March 31, 2018 and March 31, 2019.

In March 2018, we partnered with DaMa Pharmaceutical in Puerto Rico to start the manufacturing, marketing and distribution of Hyalolex in Puerto Rico. We are aiming to launch Hyalolex in other select medical dispensaries in medical cannabis states in the U.S. during 2018.

The Company held its most recent Annual Meeting of Stockholders on November 8, 2017, and presented the stockholders with six proposals on which to vote.  The stockholders voted to approve five of the six proposals.  The vote on Proposal (3), the only item not approved, was adjourned to April 30, 2018.  Proposal (3) sought stockholder approval for the issuance of up to an additional 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P. pursuant to a prior financing arrangement.

If this item is not approved by those stockholders of record on April 30, 2018, the Company may choose to (i) further adjourn the stockholder voting, subject to applicable laws and rules of the State of Maryland (where the Company is incorporated), the SEC and the NYSE American exchange, (ii) resubmit the proposal to the Company’s stockholders at its regular 2018 Annual Meeting of Stockholders, with potentially fewer shares to be issued and approved, and/or (iii) enter into negotiations with Bricoleur Partners, L.P. to explore alternative arrangements including a discount, providing for principal and interest repayments in the form of cash or in non-convertible promissory notes. No assurance can be given that such negotiations will result in an amended arrangement or that such arrangement will be on economic terms.

Corporate Information

Our principal executive office in the United States is located at 4336 Montgomery Avenue, Bethesda, Maryland 20814, and we have facilities in Washington State. We have an office in Kochi, Kerala, India. We maintain a website at http://www.igcinc.us and our telephone number is +1 (301) 983-0998. Our operational subsidiaries are located in India, Hong Kong and Malaysia. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

Along with Dr. James A. Saunders, an expert in plant genomics, natural product plant biochemistry, gene transfer, extraction technologies, hybridization and DNA finger printing, among other areas, who joined our company in 2015 as a senior advisor, we have strengthened our team by adding five more advisors who are focused on developing medical and medicinal treatments with innovative therapies and expanding our specialty pharmaceutical IP initiatives. Our advisory board meets periodically with our board of directors and management to discuss these matters. Members of our advisory board are granted stock options on a per-agreement basis and reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others.

Our scientific advisory board currently includes:

Jack Lynch, responsible for all patent filings and the overall intellectual property strategy for our company, has over 50 years’ experience in practice before the U.S. District and Appellate courts and the U.S. Patent and Trademark Office.

Dr. Chuanhai Cao is an advisor to our company in the areas of Alzheimer’s disease, Parkinson’s disease, clinical trials and neuroscience, among other areas. He conducted the research on transgenic mice that led to the filing of the patent by the University of South Florida for the use of THC as a potential therapeutic agent for Alzheimer’s.

Dr. Craig Cheifetz is an advisor to our company broadly in the areas of clinical trials, biotechnology, neuroscience, immunology and microbiology, among other areas.

Dr. Carolina Gutierrez de Piñeres is an advisor to our company with over 12 years of experience in scientific research of psychological processes in normal and pathological conditions, including Alzheimer’s disease, Parkinson’s disease or other dementias and neurocognitive disorders.

Dr. Carolee Barlow is a renowned expert and an advisor to our company in neuroscience and neurodegeneration. She is the Parkinson’s Institute and Clinical Center’s Chief Executive Officer (CEO) and will guide IGC to find solutions and treatments for Parkinson’s disease in the same way she has done with other diseases.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the fiscal year ended March 31, 2017, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.  See “Where You Can Find More Information.”  Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.  If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Business and Expansion Strategy

Our company is in a very new and highly regulated industry. Significant and unforeseen changes in policy may have material impacts on our business.

Continued development in the phytocannabinoids industry is dependent upon continued state legislative authorization of cannabis as well as legislation and regulatory policy at the federal level. The federal Controlled Substances Act currently makes cannabis use and possession illegal on a national level. While there may be ample public support for legislative authorization, numerous factors impact the legislative process. Any one of these factors could slow or halt use and handling of cannabis in the United States or in other jurisdictions, which would negatively impact our development of phytocannabinoid-based therapies and our ability to test and productize these therapies.

Many U.S. state laws are in conflict with the federal Controlled Substances Act. While we do not intend to harvest, distribute or sell cannabis in the United States, it is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by our company, to the status of our company as a reporting company, or even to investors investing in our company if we engage in legal cannabis production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place. In addition, the status of cannabis under the Controlled Substances Act may have an adverse effect on federal agency approval of pharmaceutical use of phytocannabinoid products. Any such objection or interference could delay indefinitely or increase substantially the costs to access the equity capital markets, test our therapies, or create products from these phytocannabinoid based therapies.

The nature of our products, customer base and sales channels cause us to lack visibility regarding future demand for our products, which makes it difficult for us to predict our revenues or operating results.

It is important to the success of our business that we have the ability to accurately predict the future demand for our products. However, several factors contribute to a lack of visibility with respect to future orders, including:

·          the lengthy and unpredictable sales cycle for our products that can extend from six to 24 months or longer;
·          the project-driven nature of our customers’ requirements;
·          the uncertainty of the extent and timing of market acceptance of our new products;
·          the requirement to obtain industry certifications or regulatory approval for some products; and
·          the diversity of our product lines and geographic scope of our product distribution.

This lack of visibility impacts our ability to forecast inventory requirements. An overestimate of our customers’ future requirements for products may lead to excess inventory, which would increase costs and potentially require us to write-off inventory that becomes obsolete. If we underestimate our customers’ future requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers and could cause our revenues to decline. If any of these events occur, they could negatively impact our revenues, which could prevent us from achieving or sustaining profitability.

We may be unable to continue to scale our operations, make acquisitions or continue as a going concern if we do not successfully raise additional capital.

If we are unable to successfully raise the capital we need we may need to reduce the scope of our businesses to fully satisfy our future short-term liquidity requirements.  If we cannot raise additional capital or reduce the scope of our business, we may be otherwise unable to achieve our goals or continue our operations.  We have incurred losses from operations in our prior two fiscal years and have a lack of liquidity for expansion. We may, in order to remain in the business, divert some of our resources to lower margin trading.  While we believe that we will be able to raise the capital we need to continue our operations, there can be no assurances that we will be successful in these efforts or will be able to raise enough capital for planned expansion.

We have a history of operating losses and there can be no assurance that we can again achieve or maintain profitability.

Our short-term focus is to become profitable.  However, there can be no guarantee that our efforts will be successful.  Even if we again achieve profitability, given our dependence on global GDP growth, macroeconomic factors and federal regulations, we may not be able to sustain profitability and our failure to do so would adversely affect our businesses, including our ability to raise additional funds.

We expect to acquire companies and we are subject to evolving and often expensive corporate governance regulations and requirements.  Our failure to adequately adhere to these requirements, and comply with them with regard to acquired companies, some of which may be non-reporting entities, or the failure or circumvention of our controls and procedures could seriously harm our business and affect our status as a reporting company listed on a national securities exchange.

As a public reporting company whose shares are listed for trading on the NYSE American, we are subject to various regulations.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure on controls and procedures and our internal control over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  However, we cannot guarantee that we can establish internal controls over financial reporting immediately on companies that we acquire.  Thus, faulty judgments, simple errors or mistakes, or the failure of our personnel to enforce controls over acquired companies or to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of our control systems are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our ability to continue as a reporting company listed on a national securities exchange.

We have a limited senior management team size that may hamper our ability to effectively manage a publicly traded company and manage acquisitions and that may harm our business.

Since we operate in several foreign countries, we use consultants, including lawyers and accountants, to help us comply with regulatory requirements on a timely basis.  As we expand, we expect to increase the size of our senior management.  However, we cannot guarantee that in the interim period our senior management can adequately manage the requirements of a public company and the integration of acquisitions, and any failure to do so could lead to the imposition of fines, penalties, harm our business, status as a reporting company and our listing on the NYSE American.

 Our proposed business expansion is dependent on laws pertaining to various industries including the legal cannabis industry.

We expect to acquire companies and hire management in the niche areas that we have identified.  These include, among others, technology, logistics and specialty pharmacy with a focus on capitalizing on specific niches within these areas such as medical marijuana.  Entry into any of these areas requires special knowledge of the industry and products.  Since we have entered the legal cannabis sector, even indirectly or remotely, we could be subject to increased scrutiny by regulators because, among other things, marijuana is a schedule-I controlled substance and is illegal under U.S. federal law.  Our failure to adequately manage the risk associated with these businesses and adequately manage the requirements of the regulators can adversely affect our business, our status as a reporting company and our listing on the NYSE American.  Further, any adverse pronouncements from regulators about businesses related to the legal cannabis industry could adversely affect our stock price if we are perceived to be a company in that sector.

Our common stock could decrease in value as our business plan depends in large part on the growth of the legal cannabis industry and evolving federal laws.

The business plan of expanding into the legal cannabis industry is predicated on several market and regulatory assumptions.  The size of the legal marijuana market depends almost entirely on whether or not more states will adopt laws to legalize recreational and medical marijuana and whether or not the federal government reschedules marijuana.  If the federal government does not reschedule marijuana in the next several years, our positioning in the industry will deteriorate and the value of our common stock will likely be negatively impacted.  Even if the federal government does reschedule marijuana and all states legalize marijuana, we would subject to intense competition in this industry.

The legal cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the legal cannabis industry. We believe that the pharmaceutical industry may seek to block competitive products. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the legal cannabis industry could have a detrimental impact on our proposed business.

Our business is dependent on continuing relationships with distributers, processors and growers.

As we do not make any of our products for sale, our business requires developing and maintaining strong alliances with distributers, growers, and processors that undertake turnkey contracts under licensing agreements for making products.  The business and our results could be adversely affected if we are unable to maintain continuing relationships with distributors, growers, and processors.

Currency fluctuations may reduce our profitability.

Because of our presence in different countries, specifically India, Malaysia, and Hong Kong many currencies are involved in a typical trade.  Fluctuations of one currency relative to the others may adversely affect our profit margins.

Our business relies heavily on our management team and any unexpected loss of key officers may adversely affect our operations.

The continued success of our business is largely dependent on the continued services of our key employees.  The loss of the services of certain key personnel, without adequate replacement, could have an adverse effect on our performance.  Our senior management, as well as the senior management of our subsidiaries, plays a significant role in developing and executing the overall business plan, maintaining distributor relationships, proprietary processes and technology.  While no one is irreplaceable, the loss of the services of any of our key employees would be disruptive to our business, as we have little to no bench strength.

Our quarterly revenue, operating results and profitability will vary.

Factors that may contribute to the variability of quarterly revenue, operating results or profitability include:
•	Fluctuations in revenue due primarily to delayed shipment of commodities, and to a much lesser extent due to the seasonality of the heavy equipment rental business;
•                  Commencement, completion and delivery of commodities during any particular quarter;
•	Additions and departures of key personnel; and
•	Strategic decisions made by us and our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments and changes in business strategy.

Risks Related to Ownership of Our Common Stock and this Offering

Future sales of common stock by us could cause our stock price to decline and dilute your ownership in our company.

There are currently about 31,309,192 shares of common stock and 11,656,668 outstanding public warrants to purchase 1,165,667 shares of our common stock at an exercise price of $50.00 a share, expiring on March 6, 2019. In addition, we have stock options to purchase 650,000 shares of our common stock, expiring in 2023. We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will also dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.30 and a high of $1.63 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Our publicly-filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002.  SEC reviews may be initiated at any time.  We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review, as well as state in filings that we have inadequate control or expertise over financial reporting.  Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material and adverse impact on the trading price of our common stock.

We do not intend to pay dividends on our common stock.  Consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock.  We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business, and we do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future.  Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.  There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from any “takedown” from this shelf registration . We intend to use a significant portion of the net proceeds for working capital, acquisitions, repayment of indebtedness, and other general corporate purposes. Working capital purposes may include capital expenditures, and payment of payables in the ordinary course of our business and prior practices. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Maryland anti-takeover provisions and certain anti-takeover effects of our charter and bylaws may inhibit a takeover at a premium price that may be beneficial to our stockholders.

Maryland anti-takeover provisions and certain anti-takeover effects of our charter and bylaws may be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change of control of our company at a premium price that would be beneficial to our stockholders.  For more detailed information about these provisions, please see “Anti-takeover Law, Limitations of Liability and Indemnification” below.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. This document contains statements and claims that are not approved by the FDA.  The statements and claims are in compliance with state laws, specifically in states where medical cannabis is approved and Alzheimer's and other diseases are approved condition for treatment with cannabis. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.”  You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities:

•	to finance the costs of marketing Hyalolex, and other products , creating a large distribution network, creating new product formulations, filing new patents and creating brand awareness; and
•
acquiring, investing in, or creating joint ventures with competitive and complementary businesses, products and technologies as a part of our growth strategy (although we have no current commitments or agreements with respect to any such acquisitions or investments); and

•	for working capital for our legacy trading business and general corporate purposes.
•	for repayment of outstanding indebtedness.

There is no guarantee that we will sell these securities and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes.  Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.  Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.  Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:
•	shares of our common stock,
•	warrants to purchase common stock or units,
•	units comprised of common stock and warrants in any combination, and
•	rights to purchase any of these securities .

In this prospectus, we refer to the common stock, warrants and units collectively as “securities.”  The total dollar amount of all securities that we may issue will not exceed $30,000,000.  This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our certificate of incorporation and by-laws, each as amended to date, which we refer to as our “certificate of incorporation” and “by-laws.”

General

We are a Maryland corporation.  Under our certificate of incorporation, we have authority to issue 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 26 , 2018, there were issued and outstanding:

•	31,309,192 shares of common stock;
•	no shares of preferred stock;
•	stock options to purchase 650,000 shares of common stock at a weighted average exercise price of $0.34 per share; and
•	warrants to purchase 1,165,667 shares of common stock at a weighted average exercise price of $50.00 per share.

Voting; Dividends; Other Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of shares of our common stock are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available therefor and, upon our liquidation, dissolution or winding up are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are, and the shares of common stock being sold in this offering will be, when issued, validly authorized and issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. and its address is 1 State Street 30th Floor, New York, NY 10004-1561, telephone number (212) 509-4000.

Listing

Our common stock is listed for trading on the NYSE American under the symbol IGC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or units. Warrants may be issued independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:
•	the offering price and aggregate number of warrants offered;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•	the number of shares of common stock or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Units” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•            the title of the rights;
•            the date of determining the stockholders entitled to the rights distribution;
•            the title, aggregate number of shares of  common stock or preferred stock purchasable upon exercise of the rights;
•            the exercise price;
•            the aggregate number of rights issued;
•            the date, if any, on and after which the rights will be separately transferable;
•            the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•            any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

ANTI-TAKEOVER LAW, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Business Combinations

Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited for a period of time and require an extraordinary vote. These transactions include those between a Maryland corporation and the following persons (a “Specified Person”):

•
an interested stockholder, which is defined as any person (other than a subsidiary) who beneficially owns 10% or more of the corporation’s voting stock, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock; or

•	an affiliate of an interested stockholder.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  The board of directors of a Maryland corporation also may exempt a person from these business combination restrictions prior to the time the person becomes a Specified Person and may provide that its exemption be subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and a Specified Person are prohibited for five years after the most recent date on which such stockholder becomes a Specified Person. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the votes entitled to be cast by holders of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than voting stock held by the Specified Person with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

A Maryland corporation may elect not to be governed by these provisions by having its board of directors exempt various Specified Persons, by including a provision in its charter expressly electing not to be governed by the applicable provision of Maryland law or by amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any Specified Person. Our Charter does not include any provision opting out of these business combination provisions.

Control Share Acquisitions

The Maryland General Corporation Law also prevents, subject to exceptions, an acquirer who acquires sufficient shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person, any directors who are employees of the corporation and any officers of the corporation. These provisions are referred to as the control share acquisition statute.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted prior to the acquisition by a provision contained in the corporation’s charter or bylaws. Our bylaws include a provision exempting us from the restrictions of the control share acquisition statute, but this provision could be amended or rescinded either before or after a person acquired control shares. As a result, the control share acquisition statute could discourage offers to acquire our common stock and could increase the difficulty of completing an offer.

Board of Directors

The Maryland General Corporation Law provides that a Maryland corporation which is subject to the Exchange Act and has at least three outside directors (who are not affiliated with an acquirer of the company) under certain circumstances may elect by resolution of the board of directors or by amendment of its charter or bylaws to be subject to statutory corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under these provisions, a board of directors may divide itself into three separate classes without the vote of stockholders such that only one-third of the directors are elected each year. A board of directors classified in this manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing to be covered by the applicable statutory provisions and notwithstanding the corporation’s charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,
•	reserve for itself the right to fix the number of directors,
•	provide that a director may be removed only by the vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, and
•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or the death, removal or resignation of a director.

In addition, a director elected to fill a vacancy under these provisions serves for the balance of the unexpired term instead of until the next annual meeting of stockholders.  A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval.  Although a corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute, we have not adopted such a prohibition.  We have adopted a staggered board of directors with three separate classes in our charter and given the board the right to fix the number of directors, but we have not prohibited the amendment of these provisions.  The adoption of the staggered board may discourage offers to acquire our common stock and may increase the difficulty of completing an offer to acquire our stock.  If our Board chose to implement the statutory provisions, it could further discourage offers to acquire our common stock and could further increase the difficulty of completing an offer to acquire our common stock.

Effect of Certain Provisions of our Charter and Bylaws

In addition to the charter and bylaws provisions discussed above, certain other provisions of our bylaws may have the effect of impeding the acquisition of control of our company by means of a tender offer, proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions of bylaws are intended to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt, which our Board believes is otherwise unfair to our stockholders. These provisions, however, also could have the effect of delaying, deterring or preventing a change in control of our company.

Our bylaws provide that with respect to annual meetings of stockholders, (i) nominations of individuals for election to our Board of Directors and (ii) the proposal of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board of Directors, or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Special meetings of stockholders may be called only by the chief executive officer, the board of directors or the secretary of our company (upon the written request of the holders of a majority of the shares entitled to vote).  At a special meeting of stockholders, the only business that may be conducted is the business specified in our notice of meeting.  With respect to nominations of persons for election to our Board of Directors, nominations may be made at a special meeting of stockholders only pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if our Board of Directors has determined that directors will be elected at the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;
•	to one or more underwriters or dealers for resale to the public or to investors;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•	directly to investors in privately negotiated transactions; or
•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:
•	the name or names of any agents or underwriters;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our annual report on Form 10-K for the fiscal years ended March 31, 2016 and 2017, have been audited by AJSH & Co., independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the shares of common stock offered by this prospectus and any prospectus supplement.  If the shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.igcinc.us. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•	Our annual report on Form 10-K for the fiscal year ended March 31, 2017;
•	Our quarterly reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017, and December 31, 2017;
•
Our current reports on Form 8-K, filed with the SEC on April 5, 2017, April 21, 2017, April 25, 2017, May 25, 2017, June 12, 2017, September 29, 2017, October 12, 2017, November 13, 2017, November 22, 2017, November 30, 2017, December 18, 2017, December 22, 2017, January 2, 2018, March 2, 2018, March 19, 2018, and April 12, 2018 ;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2017; and
•
The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, Maryland 20814
Attention: Mr. Ram Mukunda
President and Chief Executive Officer
 (301) 983-0998

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities being registered are set forth in the following:

SEC registration fee	$3,735.00
Legal fees and expenses	2,000.00
Accounting fees and expenses	*
Transfer agent’s fees and expenses	*
Printing and related fees	*
Miscellaneous expenses	*
Total expenses	$5,735.00

*
These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15. Indemnification of Directors and Officers

Paragraph B of Article Tenth of our amended and restated certificate of incorporation provides as follows:

“The Corporation, to the full extent permitted by Section 2-418 of the MGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article XI of our bylaws also provides for indemnification of our directors, officers, employees or agents for certain matters in accordance with Section 2-418 of the Maryland General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement on Form S-3.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement.

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on August 6, 2012).

3.2	By-laws (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1, as amended, filed on February 14, 2006 (No. 333-124942)).

5.1 *	Opinion of Olshan Frome Wolosky LLP, counsel to the registrant, as to the legality of the shares.

23.1*	Consent of AJSH & Co., independent registered public accounting firm.

23.2 *	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page of the registration statement).
_____________________

Unless otherwise indicated, exhibits were previously filed.

*	Filed herewith.

**
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability  under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 27 day of April , 2018.

INDIA GLOBALIZATION CAPITAL, INC.

By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Rohit Goel
Rohit Goel Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ram Mukunda	President and Chief Executive Officer (Principal	April 27, 2018
Ram Mukunda	Executive Officer) and Director
/s/ Richard Prins *	Chairman of the Board of Directors	April 27, 2018
Richard Prins
/s/ Rohit Goel	Principal Accounting Officer	April 27, 2018
Rohit Goel
/s/ Sudhakar Shenoy *	Director	April 27, 2018
Sudhakar Shenoy

* By: Ram Mukunda	April 27, 2018
Ram Mukunda Attorney-in-Fact